Exhibit 17(c)

MACARTHURCOOK INVESTMENT MANAGERS LIMITED

CODE OF ETHICS

POLICY AND PROCEDURES

The purpose of the Code of Ethics (the “Code”) is to establish standards and procedures for the detection and prevention of activities by which persons having knowledge of the investments and investment intentions of MacarthurCook Investment Managers Limited (the “Advisor”) may abuse their fiduciary duties to clients and otherwise to deal with the types of conflict of interest situations to which Rule 204A-1 under the Investment Advisers Act of 1940, as amended, is addressed. This Code is also meant to satisfy the Advisor’s requirements as an investment advisor to comply with Rule 17j-1 under the Investment Company Act of 1940, as amended.

POLICY:

The Code has been adopted by the Board of Directors (the “Board”) of the Advisor, the investment subadvisor to certain funds in the RMR Funds complex (each a “Trust”).  The Code is subject to approval by the Board of Trustees (the “Trustees”) of each Trust.  The Code is based on the principle that the personnel of the Advisor owe a fiduciary duty to its clients, including the Trusts, to conduct personal securities transactions in a manner that does not interfere with the Advisor’s transactions on behalf of its clients or otherwise take unfair advantage of their relationship with the Advisor.  All such personnel of the Advisor (“Employees”) are expected to adhere to this general principle as well as to comply with all of the specific provisions of the Code that are applicable to them.

All Employees must read and retain the Code, and should recognise that he or she is subject to its provisions.

PROCEDURES:

•      Set forth in the Code.

RESPONSIBILITY:

•      The Advisor shall have the responsibilities set out in the Code.

CONTROLS/TESTING PROCEDURES:

•      The Advisor shall present to the Board on a quarterly basis all material violations of the Code and also present to the Board the annual reports required under the Code.  The Advisor shall also supply requested reports to each Trust on a quarterly and annual basis, as applicable.

•      Certain Employees will be required to provide to the Code of Ethics Compliance Officer initial and annual reports of all security holdings and quarterly reports regarding transactions in securities holdings.  Such Employees also must certify initially and on an annual basis that they have complied with the provisions of the Code.

•      The Advisor’s Chief Compliance Officer, no less frequently than annually, shall confirm that all reports required under the Code have been collected and retained.

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MACARTHURCOOK INVESTMENT MANAGERS LIMITED

CODE OF ETHICS

The Code has been adopted by the Board of Directors (the “Board”) of MacarthurCook Investment Managers Limited (the “Advisor”), currently the investment subadvisor to certain funds in the RMR Fund complex (each a “Trust”).  The Code is subject to approval by the Board of Trustees (the “Trustees”) of each Trust.  The Code is based on the principle that the personnel of the Advisor owe a fiduciary duty to its clients to conduct personal securities transactions in a manner that does not interfere with the Advisor’s transactions on behalf of its clients or otherwise take unfair advantage of their relationship with the Advisor.  All such personnel of the Advisor (“Employees”) are expected to adhere to this general principle as well as to comply with all of the specific provisions of the Code that are applicable to them.

SECTION I.                                            GENERAL

Technical compliance with the Code will not automatically insulate any Employee from scrutiny of transactions that show a pattern of compromise or abuse of the individual’s fiduciary duties to the Advisor and its clients.   Accordingly, all Employees must seek to avoid any actual or potential conflicts between their personal interests and the interests of the Advisor and its clients.  In sum, all Employees shall place the interests of the Advisor and its clients before their own personal interests.

The Advisor will provide a copy of the Code and any amendments to each Employee.  Each Employee must read, understand and retain the Code, and should recognize that he or she is subject to its provisions. Each Employee is responsible to report any violations of the Code promptly to the Compliance Officer (as defined below).

The Advisor shall use reasonable diligence and institute procedures reasonably necessary to prevent violations of the Code.

SECTION II.                                           DEFINITIONS

“Access Person” means: (1) any trustee, director, general partner, member, officer, or Advisory Person (as defined below) of the Advisor; and (2) any Employee who in the ordinary course of his or her business makes, participates in or obtains information regarding the purchase or sale of Securities (as defined below) for the Advisor’s clients, including the Trusts, or whose functions or duties as part of the ordinary course of his or her business relate to the making of any recommendations to the Advisor’s clients regarding the purchase or sale of Securities.

For purposes of this Code, an Access Person does not include any person who is subject to another code of ethics adopted by the Trust’s advisor, subadvisor(s),

administrator, subadministrator, or transfer agents or principal underwriter in compliance with Rule 17j-1 of the Investment Company Act of 1940, as amended (the “1940 Act”).

“Advised Fund” means any investment company registered under the 1940 Act that is advised by the Advisor.

“Advisory Person” of the Advisor means a supervised person, as defined in the Investment Advisers Act of 1940, as amended (the “Advisers Act”), (i) who has access to nonpublic information regarding the purchase or sale of securities of the Advisor’s clients, or nonpublic information regarding the portfolio holdings of the Advisor’s clients, or (ii) is involved in making securities recommendations to the Advisor’s clients, or who has access to such recommendations that are nonpublic.  All directors, officers and partners of the Advisor shall be considered Advisory Persons so long as the Advisor provides investment advice as its primary business.

“Automatic Investment Plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation.  An Automatic Investment Plan includes a dividend reinvestment plan.

“Beneficial Ownership” has the meaning set forth in paragraph (a)(2) of Rule 16a-1 under the Securities Exchange Act of 1934, as amended (the “1934 Act”) and for purposes of the Code shall be deemed to include, but not be limited to, any interest by which an Access Person or any member of his or her immediate family (i.e., a person who is related by blood, marriage or adoption to, and who is living in the same household as, the Access Person) can directly or indirectly derive a monetary or other economic benefit from the purchase, sale (or other acquisition or disposition) or ownership of a Security, including for this purpose any such interest that arises as a result of: a general partnership interest in a general or limited partnership; an interest in a trust; a right to dividends that is separated or separable from the underlying Security; a right to acquire equity Securities through the exercise or conversion of any derivative Security (whether or not presently exercisable); and a performance related advisory fee (other than an asset based fee).(1)

“Compliance Officer” means the chief compliance officer of the Advisor.

“Control” shall have the same meaning as that set forth in Section 202(a)(12) of the Advisers Act.

“Covered Security” means any Security (as defined below) other than a Security that is: (i) a direct obligation of the government of the United States; (ii) a bankers’ acceptance, certificate of deposit, commercial paper, or high quality short-term debt instrument, including a repurchase agreement: or (iii) a share of an open-end investment company registered under the 1940 Act.  Notwithstanding the preceding sentence, a Security of (i)

(1)   Beneficial Ownership will not be deemed to exist solely as a result of any indirect interest an Access Person may have in the investment performance of an account or investment trust managed by such person, or over which such person has supervisory responsibility, that arises solely from such person’s compensation arrangement with the Advisor, any of its affiliates pursuant to which the performance of the account or investment trusts, or the profits or revenues derived from its management or supervision, is a factor in the determination of such person’s compensation.

an Advised Fund or (ii) an exchange traded fund, whether registered with the Securities and Exchange Commission as an open-end investment company or as a unit investment trust, is a Covered Security.

“Federal Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the Commission or the Department of the Treasury.

“Independent Director” means a non-executive director of the Advisor who would not be deemed an “interested person” of the Advisor or a Trust within the meaning of Section 2(a)(19) of the 1940 Act other than by reason of the individual’s directorship with the Advisor or his or her direct or indirect beneficial interest in the Advisor; and who does not: (i) have any involvement in the day-to-day operations of the Advisor; (ii) make, participate in or obtain information regarding the purchase or sale of specific securities by the Advisor’s clients (including the purchase or sale of securities by the Advisor on behalf of the Trusts); (iii) have access to nonpublic information (including that possessed by the Advisor) regarding the purchase or sale of specific securities by the Advisor’s clients or regarding the portfolio holdings of the Advisor’s clients; or (iv) have involvement in making specific securities recommendations to the Advisor’s clients or have access to such specific recommendations that are nonpublic (including those recommendations by the Advisor).

“Initial Public Offering” means an offering of Securities registered under the Securities Act of 1933, as amended (the “1933 Act”) the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or Section 15(d) of the 1934 Act.

“Investment Personnel” means (i) any employee of the Advisor (or any company controlling, controlled by or under common control with the Advisor) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of Securities by the Advisor’s clients; and (ii) any natural person who controls the Advisor and who obtains information concerning recommendations made regarding the purchase or sale of Securities by the Advisor’s clients.

“Limited Offering” means an offering that is exempt from registration pursuant to Section 4(2) or Section 4(6) of the 1933 Act or Rule 504, 505 or 506 thereunder.

“Personal Securities Account” means a brokerage account through which Securities in which an Access Person has Beneficial Ownership are held, purchased or sold.

“Security” includes all stock, debt obligations and other Securities and similar instruments of whatever kind, including any warrant or option to acquire or sell a Security.  References to a Security in the Code (e.g., a prohibition or requirement applicable to the purchase or sale of a Security) shall be deemed to refer to and to include any warrant for, option in, or Security immediately convertible into that Security, and shall also include any instrument (whether or not such instrument itself is a Security) which has an investment return or value that is based, in whole or part, on that Security

(collectively, “Derivatives”).   Therefore, except as otherwise specifically provided by the Code: (i) any prohibition or requirement of the Code applicable to the purchase or sale of a Security shall also be applicable to the purchase or sale of a Derivative relating to that Security; and (ii) any prohibition or requirement of the Code applicable to the purchase or sale of a Derivative shall also be applicable to the purchase or sale of a Security relating to that Derivative.

A Security is “being considered for purchase or sale” when a recommendation to purchase or sell that Security has been made or communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

“Employee” means any person who is a trustee, director, partner, officer or employee of the Advisor.

SECTION III.                                          OBJECTIVE AND GENERAL PROHIBITIONS

Although certain provisions of the Code apply only to Access Persons, all Employees must recognize that they are expected to conduct their personal activities in accordance with the standards set forth in Sections I, III and VII of the Code.  Therefore, an Employee may not engage in any investment transaction under circumstances where the Employee benefits from or interferes with the purchase or sale of investments by the Advisor.  In addition, Employees may not use information concerning the investments or investment intentions of the Advisor and its clients, or their ability to influence such investment intentions, for personal gain or in a manner detrimental to the interests of the Advisor or its clients.  Disclosure by an Employee of such information to any person outside of the course or scope of the responsibilities of the Employee to the Advisor will be deemed to be a violation of this prohibition.

Employees may not engage in conduct which is deceitful, fraudulent, or manipulative, or which involves false or misleading statements, in connection with the purchase or sale of investments by the Advisor or its clients.  In this regard, Employees should recognize that Rule 17j-1 under the 1940 Act makes it unlawful for any affiliated person of the Advisor, or any affiliated person of such a person, directly or indirectly, in connection with the purchase or sale of a Security held or to be acquired by the Trust to:

•      employ any device, scheme or artifice to defraud the Trust;

•      make any untrue statement of a material fact to the Trust or omit to state to the Trust a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

•      engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Trust; or

•      engage in any manipulative practice with respect to the Trust.

Employees should also recognize that a violation of the Code, Rule 204A-1 under the Advisers Act, or Rule 17j-1 under the 1940 Act may result in the imposition of: (1)

sanctions as provided by Section IX; or (2) the imposition of administrative, civil and, in certain cases, criminal fines, sanctions or penalties.

SECTION IV.                                         PROHIBITED TRANSACTIONS(2)

(A)  Investment Personnel may not purchase or otherwise acquire direct or indirect Beneficial Ownership of any Security in an Initial Public Offering or a Limited Offering unless he or she obtains pre-clearance pursuant to Section V and reports to the Advisor the information described in Section VI of the Code.

(B)  An Access Person may not purchase or otherwise acquire direct or indirect Beneficial Ownership of any Security, and may not sell or otherwise dispose of any Security in which he or she has direct or indirect Beneficial Ownership, if he or she knows or should know at the time of entering into the transaction that: (1) the Advisor has purchased or sold the Security for a client within the last 15 calendar days, or is purchasing or selling or is going to purchase or sell the Security for a client in the next 15 calendar days; or (2)  the Advisor has within the last 15 calendar days considered purchasing or selling the Security for its clients or is either presently considering purchasing or selling the Security for its clients within the next 15 calendar days or is going to consider purchasing or selling the Security for the clients, unless such Access Person:

•      obtains pre-clearance of such transaction pursuant to Section V; and

•      reports to the Advisor the information described in Section VI of the Code.

FOR PURPOSES OF ADMINISTERING THE CODE, ACCESS PERSONS WHO ARE ADVISORY PERSONS (WITH THE EXCEPTION OF ADVISORY PERSONS WHO ARE INDEPENDENT DIRECTORS) SHALL BE PRESUMED TO HAVE THE REQUISITE KNOWLEDGE OF THE ADVISOR’S TRANSACTIONS (INCLUDING ON BEHALF OF ITS CLIENTS) SO AS TO REQUIRE PRE-CLEARANCE, REGARDLESS OF WHETHER SUCH PERSONS ACTUALLY HAVE SUCH KNOWLEDGE.   ACCORDINGLY, ALL ADVISORY PERSONS EXCEPT FOR INDEPENDENT DIRECTORS SHALL OBTAIN PRE-CLEARANCE OF ALL TRANSACTIONS IN SECURITIES IN ACCORDANCE WITH THIS SECTION IV (B) EXCEPT IN THE CASE OF A TRANSACTION AS TO WHICH ONE OF THE EXCEPTIONS FROM PRE-CLEARANCE SET FORTH IN SECTION IV (C) BELOW APPLIES. ADVISORY PERSONS WHO ARE INDEPENDENT DIRECTORS SHALL NOT BE REQUIRED TO OBTAIN PRE-CLEARANCE OF A TRANSACTION UNLESS AT THE TIME OF THE TRANSACTION THEY HAVE ACTUAL KNOWLEDGE OF THE MATTERS DESCRIBED IN (B) ABOVE.

(2)  The reporting requirements of this Section IV apply to Securities acquired or disposed of in any type of transaction, including but not limited to non-brokered transactions, such as purchases and sales of privately placed Securities and Securities acquired directly from an issuer, except to the extent that one of the exemptions from the prohibitions set forth in Section IV(C) is applicable.

(C)  The prohibitions of this Section IV do not apply to:

(1)     Purchases that are made by reinvesting cash dividends pursuant to an Automatic Investment Plan (however, this exception does not apply to optional cash purchases pursuant to an Automatic Investment Plan);

(2)     Purchases and redemptions of shares of registered, open-end mutual funds (but not shares of closed-end funds, including Advised Funds, or exchange traded funds);

(3)     Bank certificates of deposit and bankers’ acceptances;

(4)     Commercial paper and high quality debt instruments (including repurchase agreements) with a stated maturity of 12 months or less;

(5)     U.S.  Treasury obligations;

(6)     Purchases of rights issued by an issuer pro rata to all holders of a class of its Securities, if such rights are acquired from such issuer, and the exercise of such rights;

(7)     Transactions in exchange traded futures contracts;

(8)     Involuntary (i.e., non-volitional) purchases, sales and transfers of Securities;

(9)     Transactions in an account over which the Access Person does not exercise, directly or indirectly, any influence or control; provided, however, that such influence or control shall be presumed to exist in the case of the account of an immediate family member of the Access Person who lives in the same household as the Access Person, absent a written determination by the Compliance Officer to the contrary; and

(10)   Transactions in Securities or Securities of a type that are not permissible investments for any client.

SECTION V.                                           PRE-CLEARANCE PROCEDURES

(A)  OBTAINING PRE-CLEARANCE.

Pre-clearance of a personal transaction in a Security required to be approved pursuant to Section IV above must be obtained from the Compliance Officer or a person who has been authorized by the Compliance Officer to pre-clear transactions.  Each of these persons is referred to in the Code as a “Clearing Officer.” A Clearing Officer seeking pre-clearance with respect to his or her own transaction shall obtain such clearance from another Clearing Officer.

(B)  TIME OF CLEARANCE.

(1)     An Access Person may pre-clear trades only in cases where such person has a present intention to effect a transaction in the Security for which pre-clearance is sought.  It is not appropriate for an Access Person to obtain a general or open-ended pre-clearance to cover the eventuality that he or she may buy or sell a Security at some future time depending upon market developments.   Consistent with the foregoing, an Access Person may not simultaneously request pre-clearance to buy and sell the same Security.

(2)     Pre-clearance of a trade shall be valid and in effect only for a period of 24 hours from the time pre-clearance is given; provided, however, that a pre-clearance expires upon the person receiving pre-clearance becoming aware of facts or circumstances that would prevent a proposed trade from being pre-cleared were such facts or circumstances made known to a Clearing Officer.   Accordingly, if an Access Person becomes aware of new or changed facts or circumstances that give rise to a question as to whether pre-clearance could be obtained if a Clearing Officer was aware of such facts or circumstances, the person shall be required to advise a Clearing Officer and obtain a new pre-clearance before proceeding with such transaction.

(C)  FORM.

Pre-clearance must be obtained in writing by completing and signing the form provided for that purpose, which form shall set forth the details of the proposed transaction (see Schedule A) and obtaining the signature of a Clearing Officer.  If an Access Person has responsibility regarding the determination by the Advisor of Securities to be purchased or sold for a client and is requesting approval to purchase or sell a Security that is owned by a client or is purchasing a Security that is a permissible investment for a client, t, but has not purchased such Security for a client, the Access Person shall inform the Clearing Officer of that fact at the time pre-clearance to purchase or sell the Security is sought and shall provide an explanation as to why a similar transaction is not contemplated for the client.

(D)  FILING

Copies of all completed pre-clearance forms, with the required signatures, shall be retained by the Compliance Officer for a period of not less than 5 years following the end of the fiscal year of the Advisor in which such forms were received.

(E)  FACTORS CONSIDERED IN PRE-CLEARANCE OF PERSONAL TRANSACTIONS.

A Clearing Officer may refuse to grant pre-clearance of a personal transaction in his or her sole discretion without being required to specify any reason for the refusal.   Generally, a Clearing Officer will consider the following factors in determining whether or not to pre-clear a proposed transaction:

(1)       Whether the amount or nature of the transaction or person making it is likely to affect the price or market for the Security;

(2)       Whether the person making the proposed purchase or sale is likely to benefit from purchases or sales being made or being considered on behalf of a client; and

(3)       Whether the transaction is likely to adversely affect a client.

(F)  MONITORING OF PERSONAL TRANSACTIONS AFTER CLEARANCE.

After pre-clearance is given to an Access Person, the Compliance Officer shall periodically monitor each Access Person’s transactions to ascertain whether pre-cleared transactions have been executed within 24 hours and whether such transactions were executed in the specified amounts.

SECTION VI.                                         CERTIFICATIONS AND REPORTS BY ACCESS PERSONS

(A)  INITIAL CERTIFICATIONS AND INITIAL HOLDINGS REPORTS

Within ten (10) days after a person becomes an Access Person, except as provided in Section VI(D), such person shall complete and submit to the Compliance Officer an Initial Certification and Holdings Report on the prescribed form (see Schedule C).  The information must be current as of a date no more than 45 days prior to the date the person becomes an Access Person.  Such report shall contain (i) the title and type of Security, (ii) as applicable, the exchange ticker symbol or CUSIP number, (iii) the number of shares and the principal amount of each Security which the Access Person has Beneficial Ownership, (iv) the name of any broker, dealer or bank with which the Access Person maintains an account and the number of such account in which any securities are held for the Access Person’s direct or indirect benefit, and (v) the date of the report.

(B)  QUARTERLY TRANSACTION REPORTS

(1)        Within thirty (30) days after the end of each calendar quarter, each Access Person shall make a written report to the Compliance Officer of all transactions occurring in Covered Securities during the quarter in which he or she has or had any direct or indirect Beneficial Ownership; such report shall contain the date of the transaction, title of and type of Security, the exchange ticker symbol or CUSIP number (if applicable), the number of shares and principal amount of each Security, interest rate and maturity date (if applicable), except that the report need not set forth information regarding the following types of transactions:

(a)       Purchases and redemptions of shares of registered, open-end mutual funds (but not shares of closed-end funds, Advised Funds or exchange traded funds);

(b)       Bank certificates of deposit and bankers’ acceptances;

(c)       Commercial paper and high quality debt instruments (including repurchase agreements) with a stated maturity of 12 months or less;

(d)       U.S.  Treasury obligations;

(e)       Transactions in an account over which the Access Person does not exercise, directly or indirectly, any influence or control; provided, however, that such influence or control shall be presumed to exist in the case of the account of an immediate family member of the Access Person who lives in the same household as the Access Person, absent a written determination by the Compliance Officer to the contrary; and

(f)        Transactions in Securities of a type that are not permissible investments for any client.(3)

Such report is hereinafter called a “Quarterly Transaction Report” (see Schedule B).

(2)        Except as provided in Section VI(D) below, a Quarterly Transaction Report shall contain the following information with respect to each reportable transaction:

•          Date and nature of the transaction (purchase, sale or any other type of acquisition or disposition);

•          Title, interest rate and maturity date (if applicable), number of shares and principal amount of each Security, and the price at which the transaction was effected; and

•          Name of the broker, dealer or bank with or through whom the transaction was effected.

(3)        The Quarterly Transaction Report shall also provide a list of Personal Securities Accounts that may have been established during the quarter.  The following information must be provided for each new Personal Securities Account reported:

•          Name of the broker, dealer or bank with whom the Personal

•          Securities Account was established; and

•          Date the Personal Securities Account was established.

(3)   The reporting requirements of this Section VI apply to Securities acquired or disposed of in all types of transactions, including but not limited to non-brokered transactions, such as purchases and sales of privately placed Securities and Securities acquired directly from an issuer, except to the extent that one of the exemptions from the reporting requirements applies.

(4)        A Quarterly Transaction Report may contain a statement that the report is not to be construed as an admission that the person making it has or had any direct or indirect Beneficial Interest in any Security to which the report relates.

(5)        The Quarterly Transaction Report shall include the date the Access Person submits the report.

(C)  ANNUAL CERTIFICATION AND ANNUAL HOLDINGS REPORTS

Annually, except as provided in Section VI(D), each Access Person shall submit an annual holdings report which updates the information provided in the initial holdings report.  Such report (see Schedule D) shall contain (i) the title and type of Security, (ii) as applicable, the exchange ticker symbol or CUSIP number, (iii) the number of shares and the principal amount of each Security which the Access Person has Beneficial Ownership, (iv) the name of any broker, dealer or bank with which the Access Person maintains an account and the number of such account in which any securities are held for the Access Person’s direct or indirect benefit, and (v) the date of the report, which information must be as of a date no more than forty five (45) days prior to the date such report is submitted.

(D)  EXCEPTIONS FROM REPORTING REQUIREMENTS

(1)        Notwithstanding the quarterly reporting requirement set forth in Section VI(B), an Independent Director is not required to file a Quarterly Transaction Report unless he or she knew or, in the ordinary course of fulfilling his or her official duties as a Director of the Advisor, should have known that, during the 15 day period immediately before or after the Director’s transaction in a Security, the Advisor purchased or sold that Security or the Advisor considered purchasing or selling that Security.

(2)        Independent Directors are not required to file Initial Holdings Reports or Annual Holdings Reports.

(3)        In lieu of submitting a Quarterly Transaction Report, an Access Person may arrange for the Compliance Officer to be sent duplicate confirmations and statements for all accounts through which the Access Person effects Securities transactions in Securities in which the Access Person has any direct or indirect Beneficial Ownership.  However, a Quarterly Transaction Report must be submitted for any quarter during which the Access Person has acquired or disposed of direct or indirect Beneficial Ownership of any Security if such transaction was not in an account for which duplicate confirmations and statements are being sent.  Any Access Person relying on this Section VI(D) (3) shall be required to certify as to the identity of all accounts through which the Covered Securities in which they have direct or indirect Beneficial Ownership are purchased, sold and held.

(E)  RESPONSIBILITY OF ACCESS PERSONS.

It is the responsibility of each Access Person to take the initiatives to comply with the requirements of this Section VI.   Any effort by the Advisor to facilitate the reporting process does not change or alter that responsibility.

SECTION VII.                                        ADDITIONAL PROHIBITIONS

(A)  CONFIDENTIALITY OF THE ADVISOR’S TRANSACTIONS.

Until disclosed in a public report to shareholders or to the SEC in the normal course, all information concerning the Securities “being considered for purchase or sale” by the Advisor shall be kept confidential by all Employees and disclosed by them only on a “need to know” basis.   It shall be the responsibility of the Compliance Officer to report any inadequacy found in this regard to the Board and to the Trustees of each Trust.

(B)  OUTSIDE BUSINESS ACTIVITIES, RELATIONSHIPS, AND DIRECTORSHIPS.

Access Persons may not engage in any outside business activities or maintain a business relationship with any person or company that may give rise to conflicts of interest or jeopardize the integrity or reputation of the Advisor or of its clients.  Similarly, no such outside business activities or relationship may be inconsistent with the interests of the Advisor.  Access Persons who are members, officers or employees of the Advisor may not serve as a director or officer of any public or private company that is not affiliated with the Advisor or its affiliates, except with the prior approval of the Compliance Officer, and all officerships and directorships held by such Access Persons shall be reported to the Compliance Officer.

(C)  GRATUITIES.

Employees shall not, directly or indirectly, take, accept, receive or give gifts or other consideration in merchandise, services or otherwise, except: (i) customary business gratuities such as meals, refreshments, beverages and entertainment that are associated with a legitimate business purpose, reasonable in cost, appropriate as to time and place, do not influence or give the appearance of influencing the recipient, and cannot be viewed as a bribe, kickback or payoff; and (ii) business related gifts of nominal value.

SECTION VIII.                                       CERTIFICATION BY ACCESS PERSONS

The certifications of each Access Person required to be made pursuant to Section VI shall include certifications that the Access Person has received a copy of the Code and any amendments, read and understands the Code and recognizes that he or she is subject to it.  Access Persons shall also be required to certify in their annual certifications that they have complied with the requirements of the Code.

SECTION IX.                                         SANCTIONS

Any violation of the Code shall be subject to the imposition of such sanctions by the Advisor as may be deemed appropriate under the circumstances to achieve the

purposes of Rule 204A-1 under the Advisers Act, Rule 17j-1 under the 1940 Act, and the Code.   The sanctions to be imposed shall be determined by the Board.  Sanctions may include, but are not limited to, suspension or termination of employment, a letter of censure and/or restitution of an amount equal to the difference between the price paid or received by the Advisor and the more advantageous price paid or received by the offending person.

SECTION X.                                           ADMINISTRATION AND CONSTRUCTION

(A)  The administration of the Code shall be the responsibility of the Compliance Officer.

(B)  The duties of the Compliance Officer are as follows:

(1)   Continuous maintenance of current lists of the names of all Employees and Access Persons with an appropriate description of their title or employment, including a notation of any directorships held by Access Persons who are partners, members, officers, or employees of the Advisor or of any company which controls the Advisor, and the date each such person became an Access Person;

(2)   On an annual basis, providing each Employee with a copy of the Code and informing such persons of their duties and obligations hereunder;

(3)   Obtaining such certifications and periodic reports from Access Persons as may be required to be filed by such Access Persons under the Code (except that the Compliance Officer may presume that Quarterly Transaction Reports need not be filed by Independent Directors in the absence of facts indicating that a report must be filed) and reviewing Initial and Annual Holdings Reports submitted by Access Persons;

(4)   Maintaining or supervising the maintenance of all records and reports required by the Code;

(5)   Review actual transactions reported by access persons to verify that pre-clearance was obtained when necessary.

(6)   Issuance, either personally or with the assistance of counsel, as may be appropriate, of any interpretation of the Code which may appear consistent with the objectives of Rule 204A-1 under the Advisers Act, Rule 17j-1 under the 1940 Act, and the Code;

(7)   Conduct of such inspections or investigations as shall reasonably be required to detect and report, with recommendations, any apparent violations of the Code to the Board and the Trustees; and

(8)   Submission of a quarterly report to the Board and the Trustees containing a description of: any detected violation of the Code, noting in each case any sanction imposed; any transactions that suggest the possibility of a violation of the Code or of interpretations issued by the Compliance Officer; and any other significant information concerning the appropriateness of and actions taken under the Code.

(C)  The Compliance Officer shall maintain and cause to be maintained at the Advisor’s principal place of business, in an easily accessible place, the following records:

(1)   A copy of the Code and any other code of ethics adopted by the Advisor pursuant to Rule 204A-1 under the Advisers Act or Rule 17j-1 of the 1940 Act for a period of five (5) years;

(2)   A record of each violation of the Code and any other code specified in (C)(1) above, and of any action taken as a result of such violation for a period of not less than five (5) years following the end of the fiscal year of the Advisor in which such violation occurred;

(3)   A copy of each report made pursuant to the Code and any other code specified in (C)(1) above, by an Access Person or the Compliance Officer, for a period of not less than five (5) years from the end of the fiscal year of the Advisor in which such report or interpretation was made or issued, the most recent two (2) years of which shall be kept in a place that is easily accessible;

(4)   A list of all persons, who currently or are, within the past five (5) years, were, required to make reports pursuant to Rule 204A-1 under the Advisers Act and the Code, or were responsible for reviewing such codes,

(5)   A record of any decision, and the reasons supporting such decision, to approve any investment in an Initial Public Offering or a Limited Offering by Investment Personnel, for at least five (5) years after the end of the fiscal year in which such approval is granted.

(D)  Review of Code by Board of Directors of the Advisor.

(1)   On an annual basis, and at such other times deemed to be necessary or appropriate by the Board, the Board shall review the operation of the Code, and shall adopt such amendments to the Code as may be necessary to assure that the provisions of the Code establish standards and procedures that are reasonably designed to detect and prevent activities that would constitute violations of Rule 204A-1 under the Advisers Act and Rule 17j-1 under the 1940 Act.

(2)   In connection with the annual review of the Code by the Board, the Advisor shall provide to the Board, and the Board shall consider, a written report that:

•      Describes any issues arising under the Code or related procedures during the past year, including, but not limited to, information about material violations of the Code or any procedures adopted in connection therewith and that describes the sanctions imposed in response to material violations; and

•      Certifies that the Advisor has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

MACARTHURCOOK INVESTMENT MANAGERS LIMITED

SCHEDULE A

REQUEST FOR PERMISSION TO ENGAGE IN PERSONAL TRANSACTION(S)

I hereby request permission to effect the following transaction(s) in Securities in which I have or will acquire Beneficial Ownership:

PURCHASES AND ACQUISITIONS

Date	No. of Shares or Principal Amount	Name of Security, Exchange Ticker Number or CUSIP Number	Current Market Price Per Share or Unit	Account

SALES AND OTHER DISPOSITIONS

Date	No. of Shares or Principal Amount	Name of Security, Exchange Ticker Number or CUSIP Number	Current Market Price Per Share or Unit	Account

☐ (check if applicable) If I have responsibility for the determination by the Advisor of Securities to be purchased or sold by a Trust, I have noted (by means of an asterisk) those Securities noted above which are owned by such Trust.   If I am requesting permission to purchase Securities that are not presently owned by the Trusts, I have included a statement as to why such Securities are not being purchased for the Trusts or being considered by the Trusts.

Date:	Signature:
Print Name:
Permission Granted	Permission Denied
Date and Time:	Signature:
(Clearing Officer)

MACARTHURCOOK INVESTMENT MANAGERS LIMITED

SCHEDULE B

QUARTERLY TRANSACTION REPORT

I have received a copy of the Code of Ethics, as amended, (the “Code”) of MacarthurCook Investment Managers Limited and have read and understand it.  I recognize that the provisions of the Code apply to me and agree to comply in all respects with the procedures described therein.

The following lists all transactions in Covered Securities, in which I have or had any direct or indirect Beneficial Ownership, that were effected during the last calendar quarter and are required to be reported by Section VI(B) of the Code.  (If no such transactions took place write “NONE”.)  Also, listed below is a list of Personal Securities Accounts I established during the quarter for my direct or indirect benefit.

Please sign and date this report and return it to the Compliance Officer no later than 30th day of the month following the end of each calendar quarter.   (Use reverse side if additional space is needed.)

PURCHASES AND ACQUISITIONS

Date	No. of Shares/ Principal Amount/ Price at which effected	Name of Security, Exchange Ticker Number or CUSIP Number	Interest Rate And Maturity (if applicable)	Current Market Price Per Share or Unit	Account	Executing Broker

SALES AND OTHER DISPOSITIONS

Date	No. of Shares/ Principal Amount/ Price at which effected	Name of Security, Exchange Ticker Number or CUSIP Number	Interest Rate And Maturity (if applicable)	Current Market Price Per Share or Unit	Account	Executing Broker

NEW PERSONAL SECURITIES ACCOUNTS

Name and Address of Broker	Account Name	Account Number and Date Established	Holds Covered Securities (Yes/No)

Date:	Signature:
Print Name:

2

MACARTHURCOOK INVESTMENT MANAGERS LIMITED

SCHEDULE C

INITIAL CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS

AND INITIAL HOLDINGS REPORT

I have received a copy of the Code of Ethics, as amended, (the “Code”) of Macarthur Cook Investment Managers Limited and have read and understand it.  I recognize that the provisions of the Code apply to me and agree to comply in all respects with the procedures described therein.

I certify that the brokerage accounts listed below constitute all of my Personal Securities Accounts and that I hold no Covered Securities in which I may be deemed to have Beneficial Ownership other than in my Personal Securities Accounts, except as are listed in the second to last paragraph hereof.*  (Use reverse side if additional space is needed.)

I also certify that I have attached a copy of the most recent monthly statement for each Personal Securities Account in which I hold Covered Securities, along with copies of confirmations of any transactions in Covered Securities effected since the date of such statements, which, if so attached, shall constitute my Initial Holdings Report.* I certify that the information included above is current as of a date no more than 45 days prior to the date I became an Access Person.

If any new Personal Securities Accounts are established, or if I become the direct or indirect Beneficial Owner of Covered Securities not held in a Personal Securities Account, I will promptly advise the Compliance Officer of the existence and identity of such Account or Covered Securities.*

Name and Address of Broker	Account Name	Account Number and Date Established	Holds Covered Securities (Yes/No) (If “Yes”, List Covered Securities Information as Required in Next Paragraph)

I hold the following Covered Securities in addition to those in my Personal Securities Accounts (If none, write NONE):*

Title	Number of Shares	Amount

*Does not apply to Independent Directors

I am a director and/or officer (list position and title) of the following public and private companies:

Date Completed:	Signature:
Print Name:

2

MACARTHURCOOK INVESTMENT MANAGERS LIMITED

SCHEDULE D

ANNUAL CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS

AND ANNUAL HOLDINGS REPORT

I have received, read and understand the Code of Ethics, as amended, (the “Code”) of MacarthurCook Investment Managers Limited.  I recognize that the provisions of the Code apply to me and agree to comply in all respects with the procedures described therein.   I certify that I have complied in all respects with the requirements of the Code as in effect during the past year.

I also certify that all transactions during the past year that were required to be reported by me pursuant to the Code have been reported in Quarterly Transactions Reports that I have filed or in confirmations and statements for my Personal Securities Accounts (as defined in the Code) that have been sent to the Compliance Officer.

I further certify that the brokerage accounts listed below constitute all of my Personal Securities Accounts and that I hold no Covered Securities in which I may be deemed to have Beneficial Ownership other than in my Personal Securities Accounts, except as are listed in the second to last paragraph hereof.*  (Use reverse side if additional space is needed.)

If as permitted by Section VI(D)(3) of the Code I have arranged for the Compliance Officer to receive duplicate confirmations and statements for my Personal Securities Accounts, the most recent monthly statement (the information on which is current as of a date no more than forty five (45) days before this report is submitted) for each such Account shall constitute my Annual Holdings Report.*  If I have not arranged for the Compliance Officer to receive duplicate confirmations and statements for my Personal Securities Accounts, I certify that a copy of the most recent monthly statement (the information on which is current as of a date no more than forty five (45) days before this report is submitted) for each such Account in which I hold Covered Securities is attached, which, if so attached, shall constitute my Annual Holdings Report.*

If any new Personal Securities Accounts are established, or if I became the direct or indirect Beneficial Owner of Covered Securities not held in a Personal Securities Account, I will promptly advise the Compliance Officer of the existence and identity of such Account or Covered Securities.*

Name and Address of Broker	Account Name	Account Number	Holds Covered Securities (Yes/No) (If “Yes”, List Covered Securities Information as Required in Next Paragraph)

I hold the following Covered Securities in addition to those in my Personal Securities Accounts (If none, write NONE):*

Title	Number of Shares	Amount

*      Does not apply to Independent Directors

I am a director and/or officer (list position and title) of the following public and private companies:

Date Completed:	Signature:
Print Name:

2